Exhibit 10.1

FIFTH SUPPLEMENTAL INDENTURE is entered into as of July 31, 2014 (this “Fifth Supplemental Indenture”), by and among Westmoreland Coal Company, a Delaware corporation (the “Issuer”), Westmoreland Partners, a Virginia partnership (the “Co-Issuer” and, together with the Issuer, the “Issuers”), Westmoreland Mining LLC, a Delaware limited liability company (“WML”), Western Energy Company, a Montana corporation, Texas Westmoreland Coal Co., a Montana corporation, Westmoreland Savage Corporation, a Delaware corporation, and Dakota Westmoreland Corporation, a Delaware corporation (together, the “New Guarantors”), and Wells Fargo Bank, National Association, as trustee under the Original Indenture referenced below (the “Trustee”), and Wells Fargo Bank, National Association, as note collateral agent under the Original Indenture referenced below (the “Note Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Issuers, the guarantor parties set forth therein (the “Guarantors”), the Trustee and the Note Collateral Agent are parties to the Indenture dated as of February 4, 2011 (the “Original Indenture”), as amended and supplemented by the Supplemental Indenture dated as of January 31, 2012 (the “Supplemental Indenture”), by the Second Supplemental Indenture dated as of February 3, 2014 (the “Second Supplemental Indenture”), by the Third Supplemental Indenture dated as of April 28, 2014 (the “Third Supplemental Indenture), and by the Fourth Supplemental Indenture dated as of April 28, 2014 (the “Fourth Supplemental Indenture,” and, the Original Indenture, as amended and supplemented by the Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”);

WHEREAS, the Issuers have co-issued $700 million aggregate principal amount of 10.75% Senior Secured Notes due 2018 (the “Notes”) pursuant to the Indenture, of which $676.5 million aggregate principal amount are outstanding as of the date hereof;

WHEREAS, WML (i) was the issuer of the WML Notes and such notes were guaranteed by the other New Guarantors, and (ii) was the borrower under the Amended and Restated WML Credit Agreement; and as a result WML and the other New Guarantors were not previously Subsidiary Guarantors under the Indenture;

WHEREAS, WML has completed the prepayment of the WML Notes and the termination of the WML Credit Agreements, and the WML Repayment Date, as defined in the Indenture, has occurred;

WHEREAS, pursuant to Section 4.19 of the Indenture, following the WML Repayment Date, the New Guarantors are required to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Issuers’ obligations under the Notes, the Indenture, the Security Documents, the Registration Rights Agreement and the Intercreditor Agreement, on the terms and conditions set forth herein and under the Indenture (the “Guarantee”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Fifth Supplemental Indenture;

WHEREAS, each New Guarantor has taken all corporate, limited liability company or other organizational action necessary on the part of such New Guarantor to enter into this Fifth Supplemental Indenture; and

WHEREAS, the Issuer has delivered to the Trustee an Officers’ Certificate as well as an Opinion of Counsel pursuant to Sections 4.19 and 9.06 of the Indenture to the effect that the execution of this Fifth Supplemental Indenture by the Issuers and each of the New Guarantors is authorized or permitted by the Indenture and constitutes the legal, valid and binding obligations of the Issuers and each of the New Guarantors enforceable in accordance with its terms.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Defined Terms. Capitalized terms used in this Fifth Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE II

REPRESENTATIONS; AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1 Representations. Each New Guarantor represents and warrants to the Trustee as follows:
(i)    It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(ii)    The execution, delivery and performance by it of this Fifth Supplemental Indenture have been authorized and approved by all necessary action on its part under the applicable laws of the jurisdiction in which it is organized.

SECTION 2.2 Agreement To Be Bound. Each New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.3 Guarantee. Each New Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably guarantee the Guarantee Obligations pursuant to Article XI of the Indenture on a senior secured basis.

ARTICLE III

MISCELLANEOUS

SECTION 3.1 Notices. All notices and other communications to the New Guarantors shall be given as provided for notices to the Issuers or a Guarantor in Section 12.02 of the Indenture, with a copy to the Issuer.

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders, the Note Collateral Agent and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Fifth Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Effectiveness of Amendments. This Fifth Supplemental Indenture will become effective immediately upon its execution and delivery by each party hereto.

SECTION 3.4 Continuing Effect of Indenture. Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect. Each reference in the Indenture to “this Indenture”, “hereof”, “herein”, “hereto” or words of like import referring to the Indenture shall mean and be deemed a reference to the Indenture as modified hereby. To the extent of any inconsistency between the terms of the Indenture and this Fifth Supplemental Indenture, the terms of this Fifth Supplemental Indenture will control and govern.

SECTION 3.5 Construction of Fifth Supplemental Indenture; GOVERNING LAW. This Fifth Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. The Section headings herein are for convenience only and shall not affect the construction hereof. THIS FIFTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.6 Trust Indenture Act Controls. If any provision of this Fifth Supplemental Indenture limits, qualifies or conflicts with another provision of this Fifth Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939 as in force at the date as of which this Fifth Supplemental Indenture is executed, the provision required by said Act shall control.

SECTION 3.7 Trustee and Note Collateral Agent Disclaimer. The recitals contained in this Fifth Supplemental Indenture shall be taken as the statements of the Issuers and the Guarantors, and the Trustee and the Note Collateral Agent assume no responsibility for their correctness. The Trustee and the Note Collateral Agent make no representations as to the validity or sufficiency of this Fifth Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee and the Note Collateral Agent under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee and the Note Collateral Agent under this Fifth Supplemental Indenture.

SECTION 3.8    Closing Deliverables. The Issuer has delivered to the Trustee (a) an Opinion of Counsel and Officers’ Certificate required pursuant to Section 12.04 of the Indenture and stating in effect that the conditions precedent for the execution and delivery of the Fifth Supplemental Indenture have been satisfied, and (b) an Opinion of Counsel and Officers’ Certificate pursuant to Section 9.06 of the Indenture stating in effect that the execution of this Fifth Supplemental Indenture by the Issuers and each of the New Guarantors is authorized or permitted by the Indenture and constitutes the legal, valid and binding obligations of the Issuers and each of the New Guarantors in accordance with its terms.

SECTION 3.9 No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member or manager of the Issuer, the Co-Issuer, any New Guarantor or any Restricted Subsidiary will have any liability for any obligations of any New Guarantor under this Fifth Supplemental Indenture or such New Guarantor’s Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.

SECTION 3.10 Counterparts and Severability. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Any executed counterpart delivered by facsimile, .pdf or other electronic transmission shall be effective as an original of such executed counterpart. In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provision shall not in any way be affected or impaired thereby.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first above written.

WESTMORELAND COAL COMPANY, as Issuer

By:    /s/ Jennifer S. Grafton
Name:     Jennifer S. Grafton
Title:     General Counsel and Secretary

WESTMORELAND PARTNERS, as Co-Issuer

By:	Westmoreland-Roanoke Valley, L.P.,
as General Partner

By:	WEI-Roanoke Valley, Inc.,
as General Partner of Westmoreland-Roanoke Valley, L.P.

By:    /s/ Samuel Hagreen
Name:    Samuel Hagreen
Title:    Secretary

By:	Westmoreland - North Carolina Power, L.L.C.
as General Partner

By:    /s/ Samuel Hagreen
Name:    Samuel Hagreen
Title:    Secretary

WESTMORELAND MINING LLC, as Guarantor

By:    /s/ Samuel N. Hagreen
Name:    Samuel N. Hagreen
Title:    Secretary

WESTERN ENERGY COMPANY, as Guarantor

By:    /s/ Samuel N. Hagreen
Name:    Samuel N. Hagreen
Title:    Secretary

[Signature Page to Fifth Supplemental Indenture]

TEXAS WESTMORELAND COAL CO., as Guarantor

By:    /s/ Samuel n. Hagreen
Name:    Samuel N. Hagreen
Title:    Secretary

WESTMORELAND SAVAGE CORPORATION, as Guarantor

By:    /s/ Samuel N. Hagreen
Name:    Samuel N. Hagreen
Title:    Secretary

DAKOTA WESTMORELAND CORPORATION, as Guarantor

By:    /s/ Samuel N. Hageen
Name:    Samuel N. Hagreen
Title:    Secretary

[additional signature page follows]

[Signature Page to Fifth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:    /s/ John c. Stohlmann
Name:    John C. Stohlmann
Title:    Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Note Collateral Agent

By:    /s/ John C Stohlmann
Name:    John C. Stohlmann
Title:    Vice President

[Signature Page to Fifth Supplemental Indenture]